EXHIBIT 4.4

GUARANTEE

     For value received, each of the undersigned hereby fully and unconditionally guarantees, on a senior and unsubordinated basis, as principal obligor and not only as a surety, to the Holders of the 5 3/8% Senior Notes Due 2015 (the “Notes”) issued pursuant to the indenture dated as of June 28, 1996 (the “Indenture”) by and between The Ryland Group, Inc. (the “Company”) and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of January 11, 2005 among the Company, the Guarantors named therein and the Trustee (the “Supplemental Indenture”), cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, if lawful, and the payment or performance of all other obligations of the Company under the Supplemental Indenture (as defined below), the Indenture or the Notes, to the Holders of Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes, the Indenture, the Supplemental Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Six of the Supplemental Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Supplemental Indenture or the Indenture, as the case may be.

     The obligations of each of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee are expressly set forth in Article Six of the Supplemental Indenture and reference is hereby made to the Supplemental Indenture for the precise terms of the provisions of the Indenture to which this Guarantee relates.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Guarantors submit to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of their obligations under this Guarantee, and agree not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Guarantors shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). Each of the Guarantors agree that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

     This Guarantee is subject to release upon the terms set forth in the Supplemental Indenture.

     The undersigned acknowledges that this Guarantee is subject to the Trust Indenture Act and the undersigned agrees to discharge its duties under the Trust Indenture Act.

     IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

     Dated: January 11, 2005

GUARANTORS:

CONVEST MANAGEMENT CORPORATION (1)
MOORE’S ORCHARD, LLC (2)
RH AT EMORY GROVE, LLC (3)
RH AT MOUNT HEBRON, LLC (2)
RH BUILDERS OF INDIANA, INC. (1)
RH INVESTMENT OF INDIANA, INC. (1)
RH OF INDIANA, L.P. (4)
RH OF MARYLAND, LLC (5)
RH OF TEXAS LIMITED PARTNERSHIP (6)
RH ORGANIZATION, INC. (1)
RYLAND COMMUNITIES, INC. (1)
RYLAND GOLF COURSE AT THE COLONY, INC. (1)
RYLAND HOMES INVESTMENT-TEXAS, INC. (1)
RYLAND HOMES NEVADA, LLC (7)
RYLAND HOMES OF TEXAS, INC. (1)
RYLAND HOMES OF ARIZONA, INC. (1)
RYLAND HOMES OF CALIFORNIA, INC. (1)
RYLAND ORGANIZATION COMPANY (1)
RYLAND VENTURES, INC. (1)
RYLAND VENTURES II, INC. (1)
RYLAND VENTURES III, INC. (1)
RYLAND VENTURES IV, INC. (1)
THE REGENCY ORGANIZATION, INC. (1)
THE RYLAND CORPORATION (1)

(1) By:

Name: Cathey S. Lowe
Title: Treasurer

(2) By:	Ryland Ventures III, Inc.

Its: General Manager

By:

Name: Cathey S. Lowe
Title: Treasurer

(3) By:	Ryland Ventures III, Inc. Its: Managing Member

By:

Name: Cathey S. Lowe
Title: Treasurer

(4) By:	RH Builders of Indiana, Inc. Its: General Partner

By:

Name: Cathey S. Lowe
Title: Treasurer

(5) By:	Ryland Ventures, Inc.
Its: General Manager

By:

Name: Cathey S. Lowe
Title: Treasurer

(6) By:	Ryland Homes of Texas, Inc. Its: General Partner

By:

Name: Cathey S. Lowe
Title: Treasurer

(7) By:	The Ryland Group, Inc.
Its: General Partner

By:

Name: Cathey S. Lowe
Title: Treasurer